Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Logitech International S.A. on Form S-8 (No. 333-163933, No. 333-157038, No. 333-140429 and No. 333-100854) of our report dated April 29, 2009, with respect to the consolidated financial statements of LifeSize Communications, Inc. included in the Current Report of Logitech International S.A. on Form 8-K/A dated February 19, 2010.

/s/ Ernst & Young LLP

Austin, Texas
February 19, 2010